UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2018

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2018, Grant Wilbeck and Kevin Barner, Class I and Class II members, respectively, of the Board of Directors (the “Board”) of Foundation Building Materials, Inc. (the “Company”), resigned from the Board, effective immediately. The resignations did not result from any disagreement with the Company.

On April 4, 2018, the Board elected Rafael Colorado and Chad Lewis to serve as Class I and Class II members of the Board, respectively, to fill the vacancies created by the resignations of Mr. Wilbeck and Mr. Barner.

Mr. Colorado, age 40, is a Director with Hudson Advisors L.P., or Hudson, an affiliate of the Company and the Company's controlling stockholder, or Lone Star, where he advises on legal issues impacting operating companies that are affiliates of Lone Star within North America, as well as other corporate investments for which Hudson or its subsidiaries provide underwriting and asset management services in North America, a position he has held since January 2016. In particular, Mr. Colorado has been actively involved in the negotiation and closing of numerous acquisitions, asset sales and lending transactions, for the Company and other Lone Star portfolio companies. This is Mr. Colorado’s second stint with Hudson having previously served as a Vice President from 2008 to 2012.  Before rejoining Hudson, Mr. Colorado was a Partner at the law firm of Perkins Coie LLP, from 2012 to 2016, where he supported clients in various types of mortgage banking transactions, private and public securities offerings, debt financing transactions and mergers and acquisitions.  Prior to his time at Hudson, Mr. Colorado was an attorney with Bank of America and a Certified Public Accountant with Ernst & Young LLP.  Mr. Colorado currently serves as a member of the board of directors of a number of privately held companies. Mr. Colorado graduated from the University of Texas at Austin where he obtained a Bachelor of Business Administration degree and a Master of Professional Accounting degree.  Mr. Colorado also received a Juris Doctor degree with honors from the University of Texas School of Law. Mr. Colorado is a Certified Public Accountant in the state of Texas.

Mr. Lewis, age 35, is a Vice President of Hudson Americas, L.P., or Hudson Americas, an affiliate of the Company and Lone Star, where he is responsible for executing and managing private equity investments, a position he has held since June 2015. Previously, Mr. Lewis served as an Associate of Hudson Americas from January 2015 to June 2015. Prior to Hudson Americas, Mr. Lewis was a Consultant at Bain & Company from January 2014 to January 2015 and an Associate at Prospect Partners, LLC from August 2009 to July 2011. Mr. Lewis began his career as an investment banking analyst, and later served as an Associate, at Lincoln International. Mr. Lewis holds an MBA from the University of Texas at Austin, which was earned between his time at Prospect Partners, LLC and Bain & Company, and a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University, where he graduated cum laude.

As non-independent directors, the Company will not compensate Mr. Colorado or Mr. Lewis for their services rendered as members of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of the Company's directors, including Mr. Colorado and Mr. Lewis. Other than through their positions with Hudson and Hudson Americas, as discussed above, there was no arrangement or understanding between Mr. Colorado and Mr. Lewis and any other persons pursuant to which they were selected as directors. Other than transactions involving the Company and Lone Star, as disclosed in greater detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and which disclosure is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: April 5, 2018	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary